Zion Oil & Gas Newsletter
December 18, 2009
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Dear Shareholder and/or Friend of Zion...

As the holiday season arrives, our work continues without letting up on the pace.

Left to Right: Dr. Bariudin, John McKenney, Dr. Druckman and
Israel's Petroleum Commissioner, Dr. Mimran

On Tuesday, December 15, 2009, I travelled up to Jerusalem with John McKenney, Zion's Project Manager, to attend a meeting at Israel's Ministry of National Infrastructures. We met with Israel's Petroleum and Mining Commissioner, Dr. Ya'akov Mimran and Dr. Victor Bariudin, Israel's Senior Coordinator of Oil & Gas Production. Also present at the meeting was Zion Board member, Dr. Charlie Druckman (who was Israel's Petroleum and Mining Commissioner before Dr. Mimran). We discussed Zion's current operations and our plans for the future.

Meeting at Zion's Caesarea Office with the team from Baker Hughes and Baker Atlas

On Wednesday, December 16, 2009, a full team from Baker Hughes and Baker Atlas visited our Caesarea office in order to discuss the work in the year ahead.

Of course, the operations continue independent of meetings; here is this week's operations update.

The Ma'anit-Rehoboth #2 Well

The Ma'anit-Rehoboth Well Site showing the workover rig

Oil samples brought to Zion's Caesarea office

We drilled the Ma'anit-Rehoboth #2 well to a depth of 17,913 feet (5,460 meters).

As detailed in last week’s update, we used a workover rig for swabbing operations and retrieved a small quantity of crude oil that we believe came from the open hole section below the last casing point at 15,830 feet (4,825 meters).

Of course, as we also noted in last week’s update, at this stage, we are unsure as to whether we have made a discovery of any hydrocarbon reservoir (and even if we have, we know nothing regarding its possible commercial viability). It may be several months before we are able to arrive at any conclusive determinations.

The workover rig allowed us to swab, confirm that the tubing is not plugged (i.e. blocked) and obtain this information in a cost effective manner.

However, as we do not have zonal isolation in the open hole section of the well, we released the workover rig during the past week and are now evaluating the next steps that we can or should take in order to test the zones of interest individually.  It is currently anticipated that we will not resume testing procedures on the Ma’anit-Rehoboth #2 well until after March 2010.

Drilling Operations at the Elijah #3 Well

The A.M.E. drilling rig, at the Elijah #3 site

In last week's update, I mentioned that we had to carry out fishing procedures due to the failure of a drilling bit.

I am happy to report that the fishing was successful. We recovered the broken piece that came off the drilling bit, including a number of 'chips' of metal. As our Drilling Manager remarked, "It was a successful 'fish and chips' operation."

During the past week, we continued drilling to the next casing point. We also successfully ran and cemented the 10.75” casing string..

So, as of this morning, the Elijah #3 well has been cased from the surface down to 6,706 feet (2,044 meters) and, as of this afternoon, we are testing the blowout preventer system in preparation to drill deeper (presently in Upper Jurassic carbonates) as planned.

Please note that, due to the holiday period, the next update will be on Friday, January 8, 2010.

"In your good pleasure, make Zion prosper..."
Psalm 51:18

Thank you for your support of Zion, and

Happy New Year for 2010

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, timing and potential results thereof and plans contingent thereon and rights offering are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Quick Links...
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Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Michael Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com

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